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                                                                    Exhibit 10.3


[PRIMARK LETTERHEAD]


July 8, 1999



Mr. John C. Holt
313 Ocean Avenue
Marblehead, MA  01945


Dear Jack:

I am pleased to extend your employment with Primark Corporation to July 1, 2002. During this period, you shall perform such duties and assignments that may be requested by the undersigned; provided, however, you shall not be obligated to be present at Primark's offices during the regular business day. The compensation for this position is $30,000 annually (minus applicable withholdings). It is my understanding that you expressly waive coverage and participation in Primark's employee benefits including, but not limited to, pension, group life insurance, medical coverage, disability, dental and education benefits.

Your employment may be terminated prior to July 1, 2002 by either you or Primark Corporation, with or without cause, upon six (6) months prior notice.

If the terms and conditions of this letter are satisfactory to you, please sign one copy and return it to me. Jack, I am very much looking forward to working with you for at least the next three years.

Sincerely,



/s/ Joseph E. Kasputys
Joseph E. Kasputys



ACCEPTED AND AGREED


/s/ John C. Holt
--------------------
John C. Holt